Exhibit 10.12



                         REAL ESTATE PURCHASE AGREEMENT


     THIS REAL ESTATE PURCHASE AGREEMENT ("Agreement") is made as of the 14 day of September 2000, by and between NATIONAL CITY BANK OF KENTUCKY, a national banking association, successor to COMMERCENATIONAL BANK, whose address is 101 South Fifth Street, Louisville, Kentucky 40202 ("Seller"), and FIRST SECURITY BANK OF LEXINGTON, INC., a Kentucky banking corporation, whose address is 400 East Main Street, Lexington, Kentucky 40507 ("Buyer"), or its assignees as provided hereafter. In consideration of the mutual promises, covenants, and agreements hereinafter set forth, and for other good and valuable consideration, Seller and Buyer agree as follows:

         1.       Purchase and Sale, Condition of the Premises.

     (a) Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, Seller shall sell, convey, assign, and transfer to Buyer and Buyer shall purchase from Seller all of Seller's right, title and interest in and to the following described property:

     The real property described in the attached Exhibit A", which Exhibit A" is incorporated herein by this reference, together with and including all structures, improvements, immovable fixtures and appurtenances located thereon or related thereto (the "Premises"). The Premises generally consist of a lot [and improvements] located at 318 -320 East Main Street, Lexington, Fayette County, Kentucky, together with all rights presently titled to Seller pertaining to such property, including all rights of way, easements, appurtenances, roads, streets; all ventilating, heating and air conditioning equipment; all shrubs, plants and trees; all installed electrical fixtures, each such item in its "AS IS " condition; and all architectural plans to the extent the same exist in Seller's possession.

     (b) Limited Warranty Sale. As provided herein, Buyer will have an opportunity to thoroughly inspect the Premises including, but not limited to, title and survey matters. Therefore, Seller warrants title to the Premises as to its acts only and makes no other warranties whatsoever as to the title of the Premises.
          (c) As Is " Sale. Buyer and its representatives will be afforded the opportunity to continue to make such inspections of the Premises and any personal property and matters related thereto as Buyer and its representatives desire. Buyer acknowledges that notwithstanding any prior or contemporaneous oral or written representations, statements, documents or understandings, this Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any such prior or contemporaneous oral or written representations, statements, documents or understandings. BUYER FURTHER ACKNOWLEDGES THAT SELLER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, EXCEPT AS SPECIFICALLY CONTAINED HEREIN WITH RESPECT TO THE PREMISES, PERSONAL PROPERTY OR ANY RELATED MATTERS, AND THAT THE PREMISES AND PERSONAL PROPERTY ARE SOLD TO BUYER IN AN "AS IS", "WHERE IS", "WITH ALL FAULTS " CONDITION. In particular, except as otherwise specifically provided for in this Agreement, Seller makes no representations or warranties with respect to the use, physical condition, occupation or management of the Premises, compliance with applicable statutes, laws, codes, ordinances, regulations or requirements relating to leasing, zoning, subdivision, planning, building, fire, safety, health, insurability or environmental matters, compliance with covenants, conditions and restrictions (whether or not of record) pertaining to the title to the Premises, other local, municipal, regional, state or federal requirements, or other statutes, laws, codes, ordinances, regulations or requirements.

          2. Representations and Warranties of Seller. To induce Buyer to enter into this Agreement and to purchase the Premises, Seller represents and warrants to Buyer as follows, which representations and warranties shall be true and correct as of the date of closing of the sale of the Premises:

          (a) Authority to Enter Into Agreement. Seller has full power and authority to enter into and carry out the terms and provisions of this Agreement and the transactions contemplated hereby, including the sale, assignment, transfer, conveyance and delivery of the Premises to Buyer, without obtaining the approval or consent of any other party. Seller's execution, delivery and performance of this Agreement and all other agreements or instruments contemplated hereby will be a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

          (b) Litigation. Seller has not been served with notice of any litigation, action or legal, administrative, arbitration, condemnation, assessment or other proceeding against the Premises or any part thereof.

          (c) Compliance with Laws. Seller has no actual notice of any violation of any statute, law, code, rule or regulation of any local, state or federal government or regulatory agency or of any structural, mechanical, title or survey defect affecting the use of the Premises (unless otherwise provided for herein).

          (d) Contracts and Agreements. Seller is not a party to any executed, valid and binding contract to sell the Premises other than this Agreement or any contract which will be effective only in the event Buyer fails to purchase the Premises. Seller hereby specifically retains the right to enter into valid and binding contracts to sell the Premises at any time hereafter until the closing, so long as such contract becomes effective only in the event the Buyer fails to complete the purchase of the Premises so long as the Buyer's failure to complete such purchase is not due to the default of Seller. There are no contracts, agreements, or arrangements relating to the maintenance, use, leasing, management and/or operation of the Premises which are not set forth and scheduled in Exhibit "B" attached hereto and incorporated herein by reference. After the date of this Agreement, Seller shall not enter into any amendments to existing contracts or agreements or any additional contracts or agreements relating to the maintenance, use, leasing, management and/or operation of the Premises which shall extend beyond the closing without Buyer's prior written consent.

          (e) Leases and Advance Rental. All "Tenant" (as hereinafter defined) leases are in full force and effect and Seller has not breached and is not in default under any of the Tenant leases. The copies of the Tenant leases delivered to Buyer are true and complete and include all amendments and modifications thereof. Other than the Tenant leases delivered to Buyer, there are no Tenant leases, contracts, agreements, commitments or undertakings that will be binding upon Buyer or on the Premises after the closing. Neither Seller nor any other person has required or accepted rental from any Tenant for more than one (1) month in advance. All Tenant leases and rental arrangements are in writing, are valid and enforceable according to their respective terms, and are not subject to any offset or counterclaim. Seller agrees not to grant any rent concessions after the date of this Agreement without Buyer's prior written approval. Except as otherwise provided in this Agreement, so long as this Agreement remains in effect, Seller will not cancel (except for non payment of rent or other default), modify or amend any of the Tenant leases or accept a surrender thereof without the prior written consent of the Buyer.

          (f) Current Rental Defaults. Seller is not aware of any current default by any Tenant under any Tenant lease or of any facts, circumstances or conditions which, with the passage of time or the giving of notice, or both, could be expected to constitute such a default; and except as set forth on the rent roll attached hereto as Exhibit "C" and incorporated herein by reference, any prior default by any Tenant under any Tenant lease has been cured or waived.

          (g) No Outstanding Bills. As of the closing, all bills, accounts invoices and/or claims for labor performed and services and materials or good furnished to or for the Premises shall have been paid in full, and there shall be no mechanics' liens or materialmen's liens on or affecting the Premises.

          (h) Future Action. Seller will not cause any action to be taken which will cause any of the foregoing representations and warranties to be untrue or not to be performed on the closing date.

          (i) Further Leasing. So long as this Agreement remains in effect, Seller will not lease, market, negotiate for the sale of or convey or encumber any portion of the Premises or any right therein nor enter into any agreement granting to any person or entity any right with respect to the Premises or any portion thereof unless Seller shall have first obtained Buyer's written consent thereto.

          3. Purchase Price. The purchase price for the Premises shall be Three Million Five Hundred Thousand and No/100ths Dollars ($3,500,000.00) (the "Purchase Price") payable in immediately available U.S. funds at closing or as otherwise provided for herein. The Purchase Price shall be subject to such prorations, credits, allowances, or other adjustments as provided for in this Agreement. The Purchase Price shall be payable by certified funds or wire transfer to the account of Seller.

          4. Purchaser's Right and Obligation of Inspection During Contingency Period.

          (a) Seller acknowledges that Buyer must have an adequate opportunity to conduct those legal, factual and other inquiries and investigations as Buyer deems necessary with respect to the Premises. To allow Buyer the opportunity to ascertain the feasibility of the purchase, Buyer is granted a period of sixty (60) days (the "Contingency Period") commencing upon Buyer's receipt of all fully executed counterparts of this Agreement to satisfy itself, in its sole discretion, that the Premises are suitable for Buyer's needs.

          (b) Within ten (10) days after full execution of this Agreement, Seller agrees to provide to Buyer all documents and other items pertaining to the Premises which can be reasonably located by Seller, including, but not limited to, all leases and any amendments thereto, contracts relating to the management, maintenance or use of the Premises, any environmental reports, rent rolls, warranties, surveys and title policies (collectively the "Required Documents"). Except as otherwise provided herein, there is no obligation on Seller's part to obtain such information from any third party. The material provided may have been obtained from various sources, and, while assumed to be true, correct and reliable, the Seller makes no warranty or representation, express or implied, as to the accuracy or comprehensiveness of the information provided. Buyer acknowledges it is to rely upon its own investigation, develop its own independent estimate of income and expenses, and fully inspect the Premises, including, without limitation, concerning structural and environmental matters before making its independent decision concerning its obligation to complete the purchase. Seller agrees at any reasonable time and from time to time after the date of this Agreement, Buyer and Buyer's consultants and contractors upon forty-eight (48) hours notice to Seller, shall have the right of access to the Premises to fully inspect the Premises and so that Buyer may conduct the tests provided for hereafter so long as (i) such tests and inspections do not unreasonably disrupt the use of the Premises by the occupants thereof and (ii) any damage to the Premises which is caused by Buyer or Buyer's consultants or contractors is repaired to at least as good a condition as existed prior to the test. All tests and repairs, if needed, shall be at the cost of Buyer. Buyer further agrees to indemnify and hold Seller harmless from any loss, liability or expense incurred by Seller arising out of or in connection with any claim, damage or loss as a result of Buyer's or Buyer's consultants' or contractors' actions or inactions in conducting the tests upon the Premises, including but not limited to, claims for loss or damage to the Premises, personal property or any third party's property or injury to or death of any person arising out of Buyer's actions or inactions or those of Buyer's consultants and contractors in conducting tests on the Premises.

          (c) Seller shall have delivered to Buyer, at least five (5) business days before closing, estoppel certificates and attornment agreements substantially in the form set forth in Exhibit "D" attached hereto and incorporated herein by reference, executed by each of the tenants of the Premises (individually a "Tenant") and dated no more than fifteen (15) days prior to the closing certifying without exception the matters set forth in Exhibit "D" and such other matters as may be reasonably requested by Buyer.

          (d) Buyer shall have the right to conduct, at Buyer's option, any investigation Buyer deems necessary concerning, including but not limited to, the following: (i) any structural, mechanical, electrical or roof analysis Buyer deems necessary; (ii) to determine that the Premises are not subject to any restriction or easement that will prevent the use of the Premises for Buyer's business purposes; (iii) to determine that zoning laws, ordinances and title restrictions permit Buyer to use the Premises as it so desires; (iv) to obtain an environmental report which shall indicate that the property is free of "Hazardous Substances" as that term is defined in any local, state or federal environmental laws and in compliance with all such environmental laws; (v) to obtain an as-built survey of the Premises which survey shall not disclose any matter unacceptable to Buyer;
     (vi) the impact of so-called "Wetlands" laws and regulations upon the Premises; and (vii) any other analysis or inquiry reasonably necessary to facilitate Buyer's inspection of the Premises or analysis of the suitability of the Premises for Buyer's business purposes.

          (e) BUYER HEREBY ACKNOWLEDGES AND AGREES THAT IT IS TO RELY UPON ITS OWN INVESTIGATION TO FULLY INSPECT THE PREMISES, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL MATTERS BEFORE MAKING ITS INDEPENDENT DECISION WHETHER OR NOT TO COMPLETE THE PURCHASE CONTEMPLATED BY THIS AGREEMENT. Seller shall provide to Buyer any records it may have in its possession indicating whether the Premises contains asbestos containing material or presumed asbestos containing material.

          (f) In the event Buyer determines that the Premises is not suitable for Buyer's needs, Buyer shall deliver written notice to Seller on or before noon (Eastern Standard time) on the last day of the Contingency Period that Buyer will not purchase the Premises and this Agreement shall be canceled and of no further force and effect, and the "Deposit" (as hereinafter defined) shall be immediately paid to the Buyer and each of the parties shall be released from further liability to the other. In the event Seller does not receive written notification on or before the last day of the Contingency Period, it shall be presumed that Buyer intends to complete the purchase.

          (g) As a courtesy, and not as a condition of cancellation of this Agreement, Buyer shall also provide to Seller copies of any reports or documents obtained by Buyer reflecting information which caused Buyer to determine the Premises was unsuitable for its purchase unless privileged or Buyer is otherwise prohibited from the disclosure of such reports or documents.

          5. Reinspection. Buyer shall have the right to reinspect the Premises immediately prior to closing. If, in Buyer's judgment, an adverse change in the condition of the Premises has occurred, or if all Tenant leases are not in full force and effect without any material defaults thereunder, or if there are any material adverse changes or modifications in any of the Tenant leases or any of the other Required Documents which have not been approved by Buyer, or if any lease for any of the Premises has been made after the date of this Agreement without Buyer's approval, then, at Buyer's option, Buyer may terminate this Agreement, in which case the Agreement shall be null and void and the Deposit shall be immediately returned to Buyer and each of the parties shall be released from further liability to the other.

          6. Deposit. Contemporaneously with Buyer's execution of this Agreement, Buyer shall deposit Seventy Thousand and 00/100ths Dollars ($70,000.00) (the Deposit") with James I. Murray, of Morgan & Pottinger, P.S.C. ("Escrow Agent"), to be held in escrow pending closing. The Escrow Agent's address and telephone number are 133 West Short Street, Lexington, Kentucky 40507, (859) 253-1900. Upon execution hereof, Buyer will provide the Escrow Agent with its tax identification or social security number. All fees charged by the Escrow Agent shall be shared equally by Seller and Buyer. After the termination of the Contingency Period, the Deposit shall be non-refundable except as provided in this Agreement. The Deposit shall be held in an interest bearing account and shall be disbursed in accordance with the following terms and conditions: If the purchase and sale of the Premises is: (a) consummated, the Deposit and any interest earned thereon shall be credited against the Purchase Price; (b) not consummated as a result of a breach or default by Buyer, Seller shall be entitled to retain the Deposit and any interest earned thereon as liquidated damages; and (c) not consummated (i) as a result of a breach or default by Seller or (ii) Buyer exercises its right to cancel and/or terminate this Agreement as provided in this Agreement. Buyer shall be entitled to the return of the Deposit. (As used herein, the term "Deposit" shall include interest, if any, earned thereon.)

          If the transaction contemplated hereunder does not close due to Buyer's failure to perform any act required of it hereunder, then the Deposit shall be delivered to Seller as liquidated damages for Buyer's failure to complete the purchase, it being acknowledged by Buyer and Seller that the damages which Seller would sustain would be impracticable or extremely difficult to fix or determine. Buyer and Seller agree that Seller's economic detriment resulting from the removal of the Property from the real estate market and other activities in furtherance of this Agreement would be extremely difficult to ascertain. Accordingly, Buyer and Seller agree that the payment of the Deposit is a reasonable estimate of Seller's damages. The parties acknowledge that the actual damages caused Seller by the failure to close would be extremely difficult to establish. In addition, Buyer desires to have a limitation on its potential liability to Seller if this transaction fails to close. Therefore, in order to induce Seller to waive all other rights and remedies (other than specific performance) Seller may have in the event of breach by Buyer of its obligations to close hereunder, Buyer and Seller have agreed to the concept of liquidated damages as set forth herein, with the amount and timing of the payment having been the subject of negotiation between the parties. Seller hereby waives all other rights and remedies other than the right to file suit for specific performance. (In addition, Buyer shall pay all title and escrow cancellation charges.) If the transaction contemplated hereunder does not close due to Seller's default, Buyer shall be entitled to the immediate return of the Deposit or to specific performance of this Agreement in which event the Buyer shall receive a credit against the Purchase Price for the Deposit, as its sole and exclusive remedies.

          7. Evidence of Title. Within thirty (30) days after this Agreement has been fully executed by the parties, Buyer, at Buyer's sole cost and expense, shall obtain a title examination and opinion of title ("Opinion") from a provider of Buyer's choice or a commitment for an ALTA Extended Coverage Form B Owner's Title Insurance Policy from a national title insurance company of Buyer's choice ("Title Commitment"). The Opinion or Title Commitment shall set forth the state of title to the Premises, together with all exceptions or conditions to such title which would appear in an Owner's Title Insurance Policy. It shall be Buyer's responsibility at its sole costs to obtain any Title Policy it may want at closing.

          8. Review of Title Evidence. Buyer shall have the Contingency Period to review the Opinion or Title Commitment as described above. If any objection to any matter in the Opinion or Title Commitment exists, Buyer shall deliver in writing to Seller such objections as Buyer may have to anything contained or set forth therein; provided, however, that Buyer shall not object to any matters which do not affect marketability of title or materially interfere with Buyer's intended use of the Premises. Any such item to which Buyer does not object during the Contingency Period shall be deemed to be a "Permitted Exception." Notwithstanding the foregoing and without requiring specific written objections by Buyer, the term "Permitted Exception" shall not include any preprinted Schedule B-Section 2 exceptions or any Schedule B-Section 1 requirements contained in the Title Commitment.

          If Buyer raises any such objections to the Opinion/Title Commitment within the time periods set forth herein, Seller shall have ten (10) days after receipt of Buyer's objections to notify Buyer: (i) that Seller will remove or cause the title insurance company to insure against any such objectionable exceptions, in which event, Seller may extend the closing date for such period as shall be required to effect such cure, but not beyond forty-five (45) days; or (ii) that Seller elects not to cause such exceptions to be removed.

          If Seller gives Buyer notice that Seller cannot or elects not to cause an objection to title exception to be removed, or in the event Buyer determines in its reasonable discretion that the removal of such objection cannot be accomplished to Buyer's reasonable satisfaction, Buyer shall have ten (10) days from receipt of such notice in which to either notify Seller that Buyer will proceed with the purchase and take title to the Premises subject to such exceptions, or that Buyer elects to terminate this Agreement. If this Agreement is terminated following notice under the provisions of this paragraph, then neither party shall have any further rights or obligations hereunder, and each party shall bear its own costs incurred hereunder; provided, however, the Deposit shall be promptly refunded to Buyer. If Buyer fails to notify Seller of any objections to the commitment within the Contingency Period, Buyer shall be deemed to have elected to proceed with the purchase and take title to the Premises subject to such exceptions other than Schedule B-Section 2 pre-printed exceptions and any Schedule B-Section 1 requirements. Any such election to proceed by Buyer shall be deemed a waiver of such exception only as to Seller and shall not serve to waive such exception as to any person or entity not a party to this Agreement.

          9. Survey. Buyer shall obtain, at its sole cost, any survey which it wants within thirty (30) days of the date this Agreement has been fully executed. Buyer shall within ten (10) days from its receipt of the survey deliver in writing to Seller such objections as Buyer may have to anything contained or set forth therein, together with a copy of the survey; provided, however, that Buyer shall not object to any matters which do not materially interfere with Buyer's intended use of the Premises . Any matter contained in the Survey to which Buyer does not object shall be deemed to be acceptable to Buyer.

          If Buyer raises any objections to the survey within the time period set forth herein, Seller shall have ten (10) days after receipt of Buyer's objections to notify Buyer: (i) that Seller will remedy such objection or cause the title insurance company to insure against any such objection and provide Buyer with evidence reasonably satisfactory to Buyer of such remedy, or provide Buyer with evidence reasonably satisfactory to Buyer that such objection will be remedied or insured against before closing, in which event, Seller may extend the closing date for such period as shall be required to effect such remedy, but not beyond forty-five (45) days; or
     (ii) that Seller elects not to cause such objection to be remedied.

          If Seller gives Buyer notice that Seller cannot or elects not to remedy the objection, or if Buyer determines that Seller cannot remedy such objections to Buyer's reasonable satisfaction, Buyer shall have ten (10) days from the receipt of such notice in which to notify Seller that Buyer shall proceed with the purchase and take title to the Premises notwithstanding Buyer's objection to the survey, or that Buyer shall terminate this Agreement. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder, and each party shall bear its own costs incurred hereunder, and the Deposit shall be refunded to Buyer. If Buyer fails to notify Seller of its election, Buyer shall be deemed to have elected to proceed with the purchase of the Premises. Any such election to proceed by Buyer shall be deemed a waiver of such objection only as to Seller and shall not serve to waive such objection as to any person or entity not a party to this Agreement.

          10. Taxes, Assessments and Utilities: Prorations. Seller shall pay or credit on the Purchase Price the amount of all ad valorem (real estate) taxes, including penalties and interest, that are a lien as of the day of closing, both current and reassessed and whether due or to become due and all assessments related to the Premises to the extent the same have been billed and are due and payable as of the date of closing. Buyer acknowledges that any refund or credit on future taxes for periods prior to the date of closing as a result of Seller's successful completion of any valuation appeal shall be the Property of Seller.

          The consumption of water, sewer user fee, electricity , telephone and gas utilities is measured by meter. Seller shall notify the utility companies to read the meters as soon as possible after closing and render final bills to Seller. Buyer shall be responsible for obtaining utilities in its own name as of the date of closing.

          11. Closing Procedures. The closing of this sale shall take place at the offices of the Escrow Agent , on or before thirty (30) days after the expiration of the Contingency Period. Neither Seller nor Buyer need be physically present at such Closing. Any reference in this Agreement to "a closing", the "closing", or the "day of closing" shall mean the closing of the purchase and sale contemplated by this Agreement.

         The following shall occur on or before the Closing Date:

          (a) Seller shall deliver or cause to be delivered to Buyer, through escrow or directly to Buyer, the following documents duly executed and acknowledged, where appropriate:

          (i) Special Warranty Deed conveying good and marketable fee simple title to the Premises to Buyer subject only to the Permitted Exceptions;

          (ii) Bill of Sale conveying good, unencumbered title to any personal property to Buyer;

          (iii) A certificate of non-foreign status pursuant to section 1445 of the Internal Revenue Code;

          (iv) If required by Buyer's title insurer, an affidavit of title in form reasonably acceptable to Buyer's title insurer;

          (v) The original of all Tenant leases currently in effect for the Premises or any portion thereof;

          (vi) A current listing of any Tenant security deposits and prepaid rents and an assignment of such deposits and prepaid rents to Purchaser;

          (vii) A rent roll certificate by Seller dated as of the last day of the last full month immediately preceding the closing date, which rent roll shall show the name, space, monthly rental, prepaid rent and security deposit, if any, paid by each Tenant, and the status of any default(s) or non-payment of rent by any Tenant(s);

          (viii) A copy of Seller's letter to Tenant notifying it of the sale of the Premises and directing that all future rents be paid to Buyer;

          (ix) An assignment of all (i) Tenant leases, (ii) any monies and sums deposited with and/or held by Seller as Tenant deposits, including, without limitation, all security and cleaning deposits required to be held by Seller under the terms of any Tenant lease, (iii) any service contracts which Buyer elects to assume, (iv) manufacturers' and vendors' warranties, and (v) transferable warranties and guaranties then in effect, if any, with respect to any of the improvements located on the Premises by an assignment and assumption agreement in form acceptable to Buyer;

          (x) A certificate of authority authorizing the officer signing on behalf of Seller to make all deliveries, execute all documents and instruments and perform all actions necessary and appropriate to fulfill the terms of this Agreement;

          (xi) An affidavit stating that Seller has reviewed all of the estoppel certificates from all Tenants and that, to the best of Seller's knowledge, the same are true and correct in all material respects;

          (xii) Evidence of payment of all debts or obligations of Seller related to the Premises as of the closing date; and

          (xiii) Such other documents as may be reasonably necessary and appropriate to complete the Closing of the transaction contemplated hereby.

          (b) Buyer shall deliver to Seller:

          (i) The balance of the Purchase Price as adjusted in accordance with the terms of this Agreement; (ii) Corporate resolutions of Buyer, if Buyer is a corporation, or otherwise other documentation in such form as may be satisfactory to Seller and the title company, including Buyer's full authority to purchase the Property; and

          (iii) Such other documents as may be reasonably necessary and appropriate to complete the Closing of the transaction contemplated hereby.

          (c) The Buyer and Seller shall each sign a mutually agreeable Closing Statement setting forth the Purchase Price and all items of cost and expense or adjustment provided for herein.


          12. Costs to be Paid by Parties.

          (a) Seller shall pay the cost of discharging any liens or encumbrances to which this purchase is not subject or not specifically assumed by Buyer.

          (b) Water and other utility charges shall be prorated between Seller and Buyer as of the Closing Date.

          (c) All ad valorem real estate taxes and assessments levied or assessed against the Premises shall be prorated between Buyer and Seller as of the Closing Date on a fiscal year basis (July 1 to June 30) based on the assessment for such year if the assessed value and applicable rates are known at the time of closing. If the same are not known as of the time of closing, such taxes shall be prorated on the basis of the most recent tax bill for the Premises, Seller being charged and credited for same up to such date and Buyer being charged and credited for same on and after such date. Should the actual taxes for the year in which the closing occurs be more or less than the amounts used as a basis for such proration, then the proration shall be adjusted between Seller and Buyer upon receipt of the actual tax bill for the Premises for the year in which closing occurs. Any party hereto owing the other party monies as a result of such adjustment shall promptly pay the same upon written demand. The obligations set forth in the immediately preceding sentences shall survive the closing and not be merged therein. Seller shall pay any assessments which are secured by a lien against the Premises.

          (d) Buyer shall pay for the cost of recording the Deed; any financing obtained by Buyer in connection with its purchase of the Premises pursuant hereto and all recordings and other fees and costs in connection therewith; any intangible taxes, mortgage taxes or other similar taxes, fees or assessments; and services incurred by Buyer in performing any feasibility study and related tests and investigations and the charges for any survey. Seller shall pay the cost of any documentary stamp taxes, deed taxes and transfer taxes; and preparing the Deed. Except as otherwise provided herein, Buyer shall pay all costs of evidence or assurance of title required including costs of title examination, title commitment, and title policy premium and escrow costs. Each party shall be responsible for its own attorney's fees.

          (e) Rent under the Tenant leases actually received by Seller for the month during which the closing occurs shall be prorated as of midnight of the closing date on the basis of the number of days in the month in question. Buyer shall receive a credit against the Purchase Price for all rent prepaid for any month after the month during which closing occurs. Rents relating to the period up to closing which are actually received by Buyer shall be paid to Seller. Rents relating to the period from and after the closing which are actually received by Seller shall be immediately paid to Buyer. At closing, Buyer shall receive all deposits Seller is obligated to hold and/or refund under the terms of the Tenant leases. It is expressly agreed that Buyer shall have no obligation to enforce collection of any rents which may be due on the closing date or engage attorneys or bring legal action to collect delinquent rent. Prepaid rent shall belong to the Buyer and Seller shall credit the same to Buyer at the closing.

          (f) Except as otherwise provided herein, for purposes of calculating prorations, Seller shall be deemed to be in title to the Premises, and therefore entitled to the income there from and responsible for the expenses thereof, through the Closing Date. All prorations shall be made on the basis of the actual number of days of the year and month which have elapsed as of the Closing Date. If necessary, the amount of prorations shall be adjusted in cash after the Closing, as and when complete and accurate information becomes available.

          13. Risk of Loss. Risk of loss to the Premises from casualty shall be borne by Seller until the closing and Seller shall be entitled to all insurance proceeds from any such loss. Until the closing, the Seller shall keep the Premises fully insured against fire and other hazards covered by extended coverage insurance in an amount not less than the full replacement cost of the improvements located on the Premises. If, after the date of execution of this Agreement, the Premises or any such part thereof is substantially damaged or destroyed as a result of such casualty, Seller shall immediately notify Buyer in writing of such, and Buyer shall be entitled to elect in a writing delivered to Seller within twenty (20) days after the receipt of Seller's notification to either (i) terminate this Agreement, or (ii) proceed with the closing with Buyer receiving a credit against the Purchase Price for the amount of the insurance proceeds to be paid to Seller plus the amount of any deductible provided for in Seller's insurance policy. If the Agreement is terminated pursuant to the provisions of this paragraph, the Deposit shall be returned to Buyer and both parties shall be relieved of any further liability or obligation under this Agreement. Failure by Buyer to make an election within the time periods provided herein shall be deemed an election to close the transaction subject to the credits set forth herein. In the event any insubstantial damages occur to the Premises or any part thereof after Buyer's execution of this Agreement, Seller shall cause the Premises to be fully repaired to its condition immediately prior to such occurrence prior to closing. In the event Seller cannot complete the repairs prior to the scheduled closing date, Buyer may extend the closing for a period not to exceed forty-five
     (45) days. Any reference in this Agreement to "substantially damaged " shall mean damage for which the cost of repairing the Premises or personal property to its present condition equals or exceeds Two Hundred Thousand and No/100ths Dollars ($200,000.00); therefore, any reference to "insubstantial damages " refers to those damages which shall cost less than Two Hundred Thousand and No/100ths Dollars ($200,000.00) to repair the aggregate of all such damage. The determination of the cost of repairing any damage shall be made by Seller based upon a written estimate from a reputable contractor reasonably acceptable to Buyer.

          14. Condemnation of the Premises. In the event that all or any substantial portion of the Premises shall be taken by condemnation or under the right of eminent domain before the closing date, Buyer may, at its option, either terminate this Agreement by delivering written notice to Seller and receive an immediate refund of the Deposit whereupon this Agreement shall be null and void and of no further force or effect or proceed to close the transaction in accordance with the terms hereof in which event Buyer shall at closing receive a credit to the Purchase Price for any condemnation proceeds received by Seller and an assignment of all condemnation awards and/or payments in connection therewith not yet received by Seller which shall become the sole property of Buyer.

          15. Possession. Buyer shall be entitled to possession of the Premises at and upon the closing subject to any Tenant leases which survive closing and to the Seller's right to post-closing occupancy of a portion of the Premises as provided by this Agreement.

          16.   Commission.   Each  party  represents  to  the  other  that  the
     transaction contemplated by this Agreement has not been procured, instigated, or caused, nor have any services been rendered, by a broker, real estate salesperson, or other person, who has either been engaged by the party or who might, may or shall claim a commission with respect to the same, except Stidham Commercial Partners, 836 Euclid Avenue, 3rd Floor, Lexington, Kentucky 40502 (whether one or more than one, the "Broker") which represents the Seller. The Broker, if more than one, shall share the commission provided for herein in proportion to the agreement separately entered into by and between the named Brokers. Buyer and Seller shall have no obligation to oversee the appropriate division of the commission between or amongst the Broker. Seller shall pay Broker a commission in an amount agreed upon pursuant to separate agreement between Seller and Broker.

          Each party agrees to indemnify the other for its own acts with respect to any claim made by any other such person as a result of any activity in conjunction with the purchase and sale contemplated hereunder. In the event the transaction does not close , no broker, real estate salesperson, broker, or other person shall have any claim to any portion of the Deposit.

         17.      Miscellaneous.

          (a) Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, simplify, or modify the terms and provisions of this Agreement.

          (b) Number and Gender of Words. Whenever the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

          (c)   Notices.   All   notices,   demands,   and  requests  and  other
     communications required or permitted hereunder shall be in writing, and shall be deemed to be delivered (i) forty-eight (48) hours after being sent by certified mail, return receipt requested, (ii) twenty-four (24) hours if by national overnight courier, (iii) immediately, if personal delivery, or
     (iv) upon confirmation of transmission if by facsimile to the following addresses and facsimile numbers:
                  If to the Buyer:        First Security Bank of Lexington, Inc.
                                                     400 East Main Street
                                                     Lexington, Kentucky  40507
                                                      Attn.:  Julian Beard,
                                                     Chairman of the Board
                                                     Fax:  (859) 367-3725

                  If to the Seller:         National City Bank of Kentucky
                                                     421 West Market Street
                                                     Louisville, Kentucky 40202
                                                     Attn.: William A. Dunn,
                                                           Senior Vice President
                                                     Fax:  (502) 581-5365

                  With a Copy to:         Stidham Commercial Partners
                                                  Third Floor
                                                  836 Euclid Avenue
                                                  Lexington, Kentucky  40502
                                                  Attn.:  Jeffrey R. Stidham
                                    and           National City Bank of Kentucky
                                                  101 South Fifth Street
                                                  Louisville, Kentucky 40202
                                                 Attn.:  Thomas W. Volk, Counsel
                                                  Fax:  (502) 581-6351

          (d) Governing  Law. It is intended by the parties that the laws of the
     Commonwealth   of  Kentucky   shall  govern  the  validity,   construction,
     enforcement, and interpretation of this Agreement.

          (e) Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements, understandings, warranties and representations, if any, whether verbal or written, relating to the Premises and may be amended or supplemented only by an instrument in writing executed by both parties hereto.

          (f) Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable, said provision shall be fully severable; the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of the Agreement; and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from the Agreement.

          (g) Multiple Counterparts. This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such fully executed counterpart.

          (h) Parties Bound. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against Seller and Buyer, and their respective successors and assigns. Buyer may, prior to the closing, upon such reasonable terms and conditions which Seller may request to protect its interests, assign all or any part of its rights and obligations under this Agreement to any entity, provided that Seller's consent which consent shall not be unreasonably withheld, delayed or conditioned to such assignment is conditioned on Buyer remaining fully liable and accountable for the performance of its assignee.

          (i) Further Acts. In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Seller and Buyer, Seller and Buyer agree to perform, execute, and deliver or cause to be performed, executed, and delivered at the closing or after the closing any and all such further and reasonable acts, deeds, and assurances as may be reasonably necessary to consummate the transaction contemplated hereby in accordance with this Agreement.

          (j) Time of the Essence; Execution. It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement including, but not limited to, any provisions for the closing date, or for the delivery of any notice allowed or required herein. This Agreement shall be deemed binding upon the parties in accordance with its terms and conditions when the same becomes fully executed by the parties.

          (k) No Third Party Beneficiaries. Except as otherwise specifically provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer .

          (l) Survival of Representations. The representations, warranties, covenants and agreements of Buyer and Seller contained in this Agreement shall survive the closing.

          (m) Obligations Joint and Several. The obligations hereunder of each of the undersigned, if more than one, as Buyer shall be joint and several and any reference to "Buyer" shall be applicable to each separately as well as to all.

          (n) Waiver of Jury Trial. The parties hereto hereby waive any right to trial by jury in matters arising out of this Agreement, the transfer of the Property and the financing thereof by Lender. BUYER AND SELLER HEREBY SPECIFICALLY ACKNOWLEDGE THE AFORESAID WA IVER OF RIGHT TO JURY TRIAL.

          (o) Saturdays, Sundays and Legal Holidays. If the time for performance of any of the terms, conditions and provisions hereof shall fall on a Saturday, Sunday or legal holiday, then the time of such performance shall be extended to the next business day thereafter.

          (p) Confidentiality. As a condition to Seller's obligation to proceed to Closing as provided herein, the parties understand and agree that the existence and content of this Agreement shall be held in confidence by and among the parties. Buyer and Broker, by signature hereto, agree that they will hold such in strict confidence through September 18, 2000 and will only disclose the execution of this Agreement to those persons/entities having a need to know in order to carry out the intent of this Agreement, including, but not limited to, state and federal securities administrators or as otherwise required by law. The consultation with consultants or professionals assisting the Buyer with this Agreement, including but not limited to, attorneys, accountants, engineers, architects, surveyors and/or contractors shall not be deemed a violation of this Section.

          (q) Post Closing Occupancy by Seller. Seller and Buyer acknowledge and agree that following the closing of the sale of the Premises the Seller shall be allowed to continue to occupy the same space it presently occupies on the third floor of the building on the Premises until March 31, 2001, upon and subject to the following terms and conditions:

          (i) Seller's occupancy shall be free of rent;

          (ii) (ii) Seller shall be responsible for all maintenance of the space occupied by Seller, including but not limited to, janitorial and light bulbs, and Seller shall at its expense keep and maintain the space in as good order, condition and state of repair as existed on the date of closing, normal wear and tear excepted. Seller shall not make any alterations or additions to the space without the prior written consent of Buyer;

          (iii) Seller shall carry general liability insurance with respect to its occupancy and provide Buyer a certificate of such insurance naming Buyer as additional insured;

          (iv) Seller shall indemnify and hold Buyer harmless from any and all claims, liabilities, obligations, damages, causes of action, costs and expenses, including, without limitation, reasonable attorneys' fees, whether arising out of injury or death to persons or damages to property arising out of or relating to Seller's continued occupancy;

          (v)  Seller  shall  use  the  space  in  compliance   with  all  laws,
     regulations and ordinances and shall not maintain or cause to be maintained any nuisance therein; and

          (vi) Seller shall vacate the Premises on or before March 31, 2001, without further demand or action by Buyer and shall remove all of its personal property and broom clean the space.

          (r) Escrow Agent. Escrow Agent hereby acknowledges receipt of the Deposit. Escrow Agent is acting hereunder as a depository only and is not responsible or liable in any manner for acting upon any notice, instrument or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. All of the terms and conditions in connection with Escrow Agent's duties and responsibilities are contained in this Agreement and Escrow Agent is not expected or required to be familiar with the provisions of any other instrument and shall not be charged with any responsibility or liability in connection with the observance or nonobservance by anyone of the provisions of any such other instrument. Seller and Buyer hereby agree to indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law, or in equity, or any other expense, fee or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement, except in the case of Escrow Agent's own gross negligence, bad faith or willful misconduct; and in connection therewith, to indemnify Escrow Agent against any and all expenses, including attorney's fees and the cost of defending any action, suit or proceeding for resisting any claim. Escrow Agent shall not be bound or in any manner affected by any notice of any modification, cancellation, abrogation or rescission of this Agreement, or any fact or circumstance affecting or alleged to have affected the rights or liabilities of any other person, unless it has received written notice satisfactory to it, signed by all of the other parties hereto. If any two or more of the parties hereto shall be in disagreement about the interpretation of this Agreement or about the rights and obligations of, or the propriety of, any action contemplated by Escrow Agent hereunder, Escrow Agent may, at its sole discretion, refuse to comply with the demands of any party and file an action in interpleader to resolve the said disagreement. In no event shall Escrow Agent be required to file an interpleader or similar type of action or to defend any action or legal proceeding filed against it, but it may do so in its sole discretion, at no expense to it, with all expenses incurred by the Escrow Agent to be paid equally by the Seller and Buyer on demand; provided, however, the prevailing party shall be entitled to recover from the other party that portion of the Escrow Agent's expenses which the prevailing party had previously paid. Escrow Agent may continue to refuse to take any action, irrespective of the time which elapses during which such dispute continues, until either the rights of the disputing claimants have been duly adjudicated and Escrow Agent shall have received a certified copy of a final judgment of a court of competent jurisdiction, or until the claimants shall have reached agreement on their differences and shall have furnished to Escrow Agent joint instructions with respect to the action to be taken. Escrow Agent may conclusively rely on any such joint instructions and shall be fully protected and indemnified in taking any action in reliance thereon. All actions taken by Escrow Agent pursuant to any court order shall be conclusively presumed to be taken in good faith.

          Buyer and Seller recognize and acknowledge that Escrow Agent is counsel for Seller, and Escrow Agent has agreed to serve as Escrow Agent only as a convenience to both parties. Seller and Buyer agree that Escrow Agent may continue to represent Seller in this and any other transaction including, without limitation, representation in disputes between Buyer and Seller hereunder.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above their respective signatures.


                                         EXECUTED BY SELLER ON
                                         September 14, 2000

                                         NATIONAL CITY BANK OF KENTUCKY,
                                         a national banking association


                                         BY:/s/William A. Dunn

                                        ITS:Senior Vice President


                                        EXECUTED BY BUYER ON
                                        September 13, 2000

                                        FIRST SECURITY BANK OF
                                        LEXINGTON, INC.,
                                        a Kentucky banking corporation


                                        BY:/s/Julian E. Beard
                                           Julian E. Beard,
                                           Chairman of the Board and Founder

                                        BY:/s/John S. Shropshire
                                           John S. Shropshire, President


                                        EXECUTED BY ESCROW AGENT ON
                                         September 13, 2000

                                        MORGAN & POTTINGER, P.S.C.


                                        BY:/s/James I. Murray
                                           James I. Murray






                                   EXHIBIT "A"


The Premises' legal description is believed to be as follows:

          All that tract or parcel of land situated on the southwesterly side of East Main Street and on the northwesterly side of Rose Street in Lexington, Fayette County, Kentucky and more fully described and bounded as follows, to-wit:

          Beginning at an iron pin (set) in the southwesterly right-of-way line of East Main Street, said point being a corner to Wilkinson Properties; thence with Wilkinson Properties S 48 06' 25" W 152.48 feet to an iron pin (found) in the northeasterly right-of-way line of Service Entrance No. 5, of record in Consolidation Record Plats for the Lexington Urban Renewal and Community Development Agency, Plat Book 31, Page 17 and Plat Book 31, Page 18 in the Fayette County Clerk's Office; thence with said northeasterly right-of-way line of Service Entrance No. 5, S 41 49' 17" E 268.03 feet to an iron pin (set) in the new northwesterly right-of-way line of Rose Street; thence with said new northwesterly right-of-way line of Rose Street for three calls, S 83 29' 59" E 13.89 feet to a P.K. nail (set), N 48 14' 54" E 139.00 feet to a P.K. nail (set) and N 03 17' 24" E 4.95 feet to a P.K. nail (set) in the aforesaid southwesterly right-of-way line of East Main Street; thence with said southwesterly right-of-way line of East Main Street N 41 40' 07" W 275.27 feet to the beginning, containing 0.972 acre with the improvements on the above-described property being known as 318-320 East Main Street, and being all of Parcel 3A as shown on the Public Acquisition Plat, Bank of Commerce & Trust Co., 320 East Main Street, of record in Plat Cabinet F, Slide 797, in the Fayette County Clerk's office.

       THIS LEGAL DESCRIPTION IS NOT WARRANTED OR GUARANTEED BY SELLER OR BUYER.



                                   EXHIBIT "B"

                            CONTRACTS AND AGREEMENTS



                                   EXHIBIT "C"

                                    RENT ROLL



                                   EXHIBIT "D"

                 ESTOPPEL CERTIFICATES AND ATTORNMENT AGREEMENTS




                                   EXHIBIT "E"

                             BROKER'S ACKNOWLEDGMENT

          The undersigned Broker hereby approves the foregoing Real Estate Purchase Agreement solely as to any representation or agreement pertaining to the commission provided for therein and in regard to the confidential nature of the transaction.



                                                     STIDHAM COMMERCIAL PARTNERS

                                                     By:

                                                     Its: